Exhibit 99.1

Aclarion Announces Initial Payer Coverage

of Nociscan by AXA throughout Greater London, UK

AXA is the 2nd largest provider of private medical insurance in the UK.

Payer coverage is the most important catalyst Aclarion can achieve to drive volume and revenue.

AXA represents the first insurance company to approve payment for Nociscan.

June 26, 2024, Broomfield, CO – Aclarion, Inc., (“Aclarion” or the “Company”) (Nasdaq: ACON, ACONW), a healthcare technology company that is leveraging biomarkers and proprietary augmented intelligence algorithms to help physicians identify the location of chronic low back pain, announced today their initial payer coverage of Nociscan by AXA in London, UK in conjunction with The London Clinic, one of the UK’s largest and most renowned independent hospitals. AXA is a leading provider of private medical insurance in the UK.

“Securing first payer coverage is the most significant milestone Aclarion has achieved to date,” said Brent Ness, CEO Aclarion. “This is a monumental step in launching widescale commercialization efforts at Aclarion. Nothing becomes standard of care in healthcare without reimbursement and we have now validated our strategy in one of the largest most sophisticated healthcare markets in the world.  We anticipate additional coverage decisions in the weeks to come and will be filling reimbursed markets with sales teams trained to drive adoption.  We are very committed to serving the needs of the patients covered by this AXA payer decision.  Evidence to date demonstrates that when Nociscan is incorporated into the treatment plan, outcomes significantly improve.  This evidence and our physician support is why other payers will be following AXA's example."

In the UK, self-pay and private medical insurance are estimated to represent nearly 70% of private hospital revenues, with private medical insurance becoming increasingly popular. AXA is one of the four leading private medical insurers in the UK with an estimated 30% of the private medical insurance market and an estimated 3 million insured customers.

The London Clinic and their expert spine physicians have adopted Nociscan as an important decision support tool to be used when diagnosing and treating their chronic low back pain patients. The AXA coverage decision expands access to Nociscan for insured patients for the first time.

For more information about The London Clinic, please visit: www.thelondonclinic.co.uk

For more information about the London Spine Clinic, please visit: www.londonspineclinic.com

For more information about AXA, please visit: AXA - Global Healthcare: global health insurance (axaglobalhealthcare.com)

About Aclarion, Inc.

Aclarion is a healthcare technology company that leverages Magnetic Resonance Spectroscopy (“MRS”), proprietary signal processing techniques, biomarkers, and augmented intelligence algorithms to optimize clinical treatments. The Company is first addressing the chronic low back pain market with Nociscan, the first, evidence-supported, SaaS platform to noninvasively help physicians distinguish between painful and nonpainful discs in the lumbar spine. Through a cloud connection, Nociscan receives magnetic resonance spectroscopy (MRS) data from an MRI machine for each lumbar disc being evaluated. In the cloud, proprietary signal processing techniques extract and quantify chemical biomarkers demonstrated to be associated with disc pain. Biomarker data is entered into proprietary algorithms to indicate if a disc may be a source of pain. When used with other diagnostic tools, Nociscan provides critical insights into the location of a patient’s low back pain, giving physicians clarity to optimize treatment strategies. For more information, please visit www.aclarion.com.

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Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 about the Company's current expectations about future results, performance, prospects and opportunities. Statements that are not historical facts, such as "anticipates," "believes" and "expects" or similar expressions, are forward-looking statements. These forward-looking statements are based on the current plans and expectations of management and are subject to a number of uncertainties and risks that could significantly affect the Company's current plans and expectations, as well as future results of operations and financial condition. These and other risks and uncertainties are discussed more fully in our filings with the Securities and Exchange Commission. Readers are encouraged to review the section titled "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2023, as well as other disclosures contained in the Prospectus and subsequent filings made with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Disclosure

The information stated above was prepared by Aclarion and reflects solely the opinion of Aclarion. Nothing in this statement shall be construed to imply any support or endorsement of Aclarion or any of its products by The London Clinic.

Investor Contacts:

Kirin M. Smith

PCG Advisory, Inc.

646.823.8656

ksmith@pcgadvisory.com

Media Contacts:

Jodi Lamberti

SPRIG Consulting

612.812.7477

jodi@sprigconsulting.com

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